UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): November 28, 2007

Emerson Electric Co.

-------------------------------------------------

(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	Aug ’07	Sep ’07	Oct ’07
Process Management	+10 to +15	>20+	+15 to +20
Industrial Automation	+10 to +15	+10	+10 to +15
Network Power	+15 to +20	>20+	+20
Climate Technologies	-5 to 0	0 to +5	+5 to +10
Appliance and Tools	0	-5 to 0	-5 to 0
Total Emerson	+5 to +10	+10 to +15	+10 to +15

October 2007 Order Comments:

Order trends remained solid for the three months ended in October, led by the capital goods and technology sector businesses. Favorable currency exchange rates contributed approximately 5 percentage points to the order growth.

Process Management order growth continued to benefit from global expansion of the energy sector. Growth was led by strength from the United States and Asia.

Industrial Automation remained strong, with particular strength from the power generating alternator and fluid automation businesses.

Order growth for Network Power was strong with growth led by the data center computing and telecommunications end markets.

Climate Technologies orders improved compared to the three months ended in September with growth led by strength in Asia.

Appliance and Tools orders were consistent with the prior month with strength from the professional tools business more than offset by weakness in the residential storage, motors and appliance component businesses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: November 28, 2007	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary